Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

                   In connection with the quarterly report of New Century Equity Holdings Corp. (the “Company”) on Form 10-Q for the three and six months ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, I, David P. Tusa, Chief Financial Officer and Executive Vice President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)	The Form 10-Q report for the three and six months ended June 30, 2003, filed with the Securities and Exchange Commission on August 13, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q report for the three and six months ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By: /s/ DAVID P. TUSA ———————————————— David P. Tusa Executive Vice President, Chief Financial Officer and Corporate Secretary	Date: August 13, 2003